SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report:                                October 28, 1998

Exact name of registrant
as specified in its charter:                   BELL ATLANTIC CORPORATION

Commission File Number:                        1-8606

State of Incorporation:                        Delaware

I.R.S. Employer Identification No.:            23-2259884

Address of principal
executive offices:                             1095 Avenue of the Americas
                                               New York, New York
Zip Code                                       10036

Registrant's telephone number,
including area code:                           (212) 395-2121

Former name or former address,
if changed since last report:                  Not applicable

Item 5.  Other Events
         ------------

At a Bell Atlantic Analyst Conference on October 28, 1998, we made the following statements:

(i) We are comfortable with current analyst estimates of $2.70 to 2.72 per share for 1998, excluding transition and integration costs and other special items.

(ii) We are targeting consolidated revenue growth of 4% in 1998 and 5-6% in 1999.

(iii) We are targeting 1999 earnings growth from our current business operations within the 10%-12% range, excluding transition and integration costs.

(iv) We estimate that our implementation of the American Institute of Certified Public Accountants' Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," will result in a net after-tax benefit of $200-$250 million in 1999. We intend to offset some or all of that benefit in 1999 with incremental investments in long distance and data market entry initiatives.

(v) We estimate that, including long distance and data market entry costs and the effects of SOP 98-1, but excluding transition and integration costs, 1999 earnings growth will remain within the 10%-12% range.

SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            BELL ATLANTIC CORPORATION


                            By:  /s/ Frederic V. Salerno
                                ---------------------------
                                 Frederic V. Salerno
                                 Senior Executive Vice President
                                 and Chief Financial Officer/
                                 Strategy and Business Development


Date:  October 29, 1998

                                       2